UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    November 3, 2005

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IMPERIAL INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

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Delaware

(State or other jurisdiction of incorporation)

1-7190	65-0854631
(Commission File No.)	(IRS Employer Identification No.)

1259 Northwest 21st Street

Pompano Beach, Florida 33069

(Address of principal executive offices and zip code)

(954) 917-7665

Registrant’s telephone number, including area code

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b) )

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c) )

Item 8.01

Other Events.

On November 3, 2005, Imperial Industries, Inc. (the “Company”) issued a Press Release announcing the findings of a preliminary assessment of the physical condition of all its facilities after Hurricane Wilma hit South Florida and provided an update of the damages caused by Hurricane Katrina to its Gulfport, Mississippi distribution facility.

It was reported that of the Company’s facilities, only the Pompano Beach, Florida manufacturing facility was impacted by Hurricane Wilma. The Pompano Beach facility manufactures roof tile mortar and serves as the Company’s corporate headquarters. Although the facility only suffered minimal physical damage, the facility was without power from October 24, 2005, the date that Hurricane Wilma hit South Florida until November 2, 2005. While the power was out, the products normally manufactured at this facility were switched to the Company’s Winter Springs, Florida facility.

The Company reported that its distribution facility in Gulfport, Mississippi, which was impacted by Hurricane Katrina, was able to reopen and sell product within one week following the storm. Repairs to the one damaged building at the facility are expected to be completed shortly to allow the facility to resume normal operations.

Item 9.01

Financial Statements and Exhibits.

(c)

Exhibits.

Exhibit No.	Description
99.1	Press Release issued by Imperial Industries, Inc. dated November 3, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Imperial Industries, Inc.
By:	/s/ HOWARD L. EHLER, JR.
Howard L. Ehler, Jr. Principal Executive Officer/ Chief Financial Officer

Dated:    November 3, 2005

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press Release issued by Imperial Industries, Inc. dated November 3, 2005